Exhibit 99.1

QuintilesIMS Reports First-Quarter 2017 Results and Raises Full-Year 2017 Adjusted Diluted EPS Guidance

  $1,911 million GAAP revenue; $1,917 million before merger-related deferred revenue adjustment
  $467 million Adjusted EBITDA
  GAAP Diluted Earnings per Share $0.31; Adjusted Diluted Earnings per Share $1.01
  $1.3 billion in share repurchases completed during the first quarter
  Full-year guidance reaffirmed for Revenue and Adjusted EBITDA; raised for Adjusted Diluted Earnings Per Share

DANBURY, Conn. & RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--May 3, 2017--Quintiles IMS Holdings, Inc. (NYSE: Q), a leading global provider of information, technology services and contract research to the healthcare and life sciences industries, today reported financial results for the quarter ended March 31, 2017. On October 3, 2016, the merger of Quintiles Transnational Holdings Inc. and IMS Health Holdings, Inc. was completed. To aid investors and analysts with year-over-year comparability for the merged business, we are including company financial information that combines the stand-alone Quintiles and IMS Health financial information for revenue and Adjusted EBITDA as if the merger had taken place on January 1, 2016, with conforming adjustments to the current year presentation.

First-Quarter 2017 Operating Results

Revenue for the first quarter of $1,911 million increased 74.4 percent on a constant currency basis and 72.5 percent on a reported basis, compared to the first quarter of 2016. Under purchase accounting rules, a portion of IMS Health’s deferred revenue, which would have otherwise been realized as revenue in future periods, must be eliminated. Excluding this $6 million of deferred revenue adjustment, and on a combined company basis, revenue for the first quarter of $1,917 increased 3.1 percent on a constant currency basis and 2.0 percent at actual FX rates.

Combined company Research & Development Solutions revenue of $866 million grew 4.3 percent on a constant currency basis and 3.0 percent at actual FX rates. Growth was offset by the closing of an early clinical development facility in Europe during 2016. Research & Development Solutions contracted net new business totaled $4.08 billion for the 12 months ended March 31, 2017. Contracted backlog was $9.66 billion at March 31, 2017. The company expects approximately $2.9 billion of this backlog to convert to revenue in the next twelve months.

Combined company Commercial Solutions revenue of $854 million grew 2.4 percent in the first quarter at constant currency and 1.3 percent at actual FX rates. Growth was offset by a more than 50 percent year-over-year decline in the Encore business, a legacy Quintiles provider business that was acquired in 2014.

Combined company Integrated Engagement Services revenue of $198 million was down 0.2 percent at constant currency and down 0.9 percent reported.

“We continue to deliver on our targets, with another quarter of steady financial performance,” said Ari Bousbib, chairman and CEO, QuintilesIMS. “We are pleased with our progress in R&D Solutions as the Next-Gen clinical offering is gaining traction and driving significant client wins.”

First-quarter 2017 Adjusted EBITDA was $467 million. GAAP net income was $74 million and GAAP diluted earnings per share was $0.31. Adjusted Net Income was $238 million. Adjusted Diluted Earnings per Share of $1.01 in the first quarter was above the company’s previous guidance, driven by operational performance. Share repurchases and financings completed during the quarter had no net impact on first-quarter Adjusted Diluted Earnings per Share.

Recent Events

During the first quarter, QuintilesIMS issued €1.425 billion of senior notes due 2025 with an interest rate of 3.25 percent. In addition, the company also refinanced its term B loan in which the maturity was extended to 2024.

Financial Position

As of March 31, 2017, cash and cash equivalents were $862 million and the principal amount of debt was $8,383 million, resulting in net debt of $7,520 million. At the end of the first quarter, QuintilesIMS’s Gross Leverage Ratio was 4.3 times, and Net Leverage Ratio was 3.8 times trailing 12-month combined company Adjusted EBITDA.

Share Repurchase

On March 3, 2017, QuintilesIMS settled a transaction to repurchase $750 million of stock from two of the company’s private equity sponsors, and the founder of the legacy Quintiles organization. The company also repurchased $550 million of its stock in the open market toward the end of the quarter, for a total repurchase of $1.3 billion during the first quarter of 2017. QuintilesIMS has $231 million of share repurchase authorization remaining.

2017 Full-Year and Second-Quarter 2017 Guidance

Full-year 2017 guidance is reaffirmed for revenue of $8,000 million to $8,100 million and reaffirmed for Adjusted EBITDA of $2,000 million to $2,100 million. Adjusted Diluted Earnings per Share is raised to $4.45 to $4.60, reflecting the benefit of incremental first-quarter share repurchases offset by the cost of incremental financings.

For the second quarter, QuintilesIMS expects revenue between $1,930 million and $1,970 million, Adjusted EBITDA between $470 million and $490 million and Adjusted Diluted Earnings per Share between $1.02 and $1.07.

This financial guidance assumes current foreign currency exchange rates remain in effect for the remainder of the year. Revenue guidance excludes reimbursed expenses.

Webcast & Conference Call Details

QuintilesIMS will host a conference call at 9:00 a.m. Eastern Time today to discuss its first-quarter 2017 financial results and 2017 guidance. To participate, please dial 1-800-408-6335 in the United States and Canada or +1-303-223-2686 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call and a presentation will be accessible live via webcast on the Investors section of the QuintilesIMS website at http://ir.quintilesims.com. An archived replay of the webcast will be available online at http://ir.quintilesims.com after 1:00 p.m. Eastern Time today.

About QuintilesIMS

QuintilesIMS (NYSE: Q) is a leading integrated information and technology-enabled healthcare service provider worldwide, dedicated to helping its clients improve their clinical, scientific and commercial results. Formed through the merger of Quintiles Transnational and IMS Health, QuintilesIMS’s approximately 50,000 employees conduct operations in more than 100 countries. Companies seeking to improve real-world patient outcomes through treatment innovations, care provision and access can leverage QuintilesIMS’s broad range of healthcare information, technology and service solutions to drive new insights and approaches. QuintilesIMS provides solutions that span clinical to commercial, bringing customers a unique opportunity to realize the full potential of innovations and advanced healthcare outcomes.

As a global leader in protecting individual patient privacy, QuintilesIMS uses healthcare data to deliver critical, real-world disease and treatment insights. Through a wide variety of privacy-enhancing technologies and safeguards, QuintilesIMS protects individual privacy while managing information to drive healthcare forward. These insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders in the development and approval of new therapies, and to identify unmet treatment needs and understand the safety, effectiveness and value of pharmaceutical products in improving overall health outcomes. To learn more, visit www.QuintilesIMS.com.

Cautionary Statements Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, that our ability to integrate the legacy IMS Health and Quintiles businesses successfully and to achieve anticipated cost savings and other synergies; the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment; possible disruptions from the combination of IMS Health and Quintiles through a “merger of equals” business combination that could harm our businesses, including current plans and operations; our ability to retain, attract and hire key personnel; potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the merger; that most of our contracts may be terminated on short notice, and we may be unable to maintain large client contracts or to enter into new contracts; our financial results may be adversely affected if we underprice our contracts, overrun our cost estimates or fail to receive approval for or experience delays in documenting change orders; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; failure to meet our productivity objectives; failure to successfully invest in growth opportunities; imposition of restrictions on our current and future activities under data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communication systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; consolidation in the industries in which our clients operate; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks; general economic conditions in the markets in which we operate, including financial market conditions; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to the combined company’s business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal quarter ended December 31, 2016, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures

Non-GAAP results, such as Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS, are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more reliable indicator of the underlying operating performance of the business. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Certain forward-looking guidance measures are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, merger and transaction related expenses, restructuring and related charges, share-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

Click here to subscribe to Mobile Alerts for QuintilesIMS.

QUINTILESIMSFIN

Table 1
QUINTILES IMS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(preliminary and unaudited)
	Three Months Ended
	March 31,
	2017	2016
Revenues	$1,911	$1,108
Reimbursed expenses	411	382
Total revenues	2,322	1,490
Costs of revenue, exclusive of depreciation and amortization	1,112	694
Costs of revenue, reimbursed expenses	411	382
Selling, general and administrative expenses	380	200
Depreciation and amortization	232	32
Restructuring costs	19	3
Income from operations	168	179
Interest income	(2)	(1)
Interest expense	75	26
Loss on extinguishment of debt	3	—
Other expense, net	3	5
Income before income taxes and equity in (losses) earnings of unconsolidated affiliates	89	149
Income tax expense	12	43
Income before equity in (losses) earnings of unconsolidated affiliates	77	106
Equity in (losses) earnings of unconsolidated affiliates	(1)	3
Net income	76	109
Net income attributable to non-controlling interests	(2)	(2)
Net income attributable to Quintiles IMS Holdings, Inc.	$74	$107
Earnings per share attributable to common stockholders:
Basic	$0.32	$0.89
Diluted	$0.31	$0.88
Weighted average common shares outstanding:
Basic	230.1	119.4
Diluted	234.9	121.4

Note: Numbers may not add to total due to rounding.

Table 2
QUINTILES IMS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(preliminary and unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$862	$1,198
Trade accounts receivable and unbilled services, net	1,779	1,707
Prepaid expenses	134	123
Income taxes receivable	28	34
Investments in debt, equity and other securities	43	40
Other current assets and receivables	271	235
Total current assets	3,117	3,337
Property and equipment, net	410	406
Investments in debt, equity and other securities	7	13
Investments in unconsolidated affiliates	65	69
Goodwill	10,915	10,727
Other identifiable intangibles, net	6,398	6,390
Deferred income taxes	92	89
Deposits and other assets	179	177
Total assets	$21,183	$21,208

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,627	$1,743
Unearned income	791	774
Income taxes payable	75	76
Current portion of long-term debt and obligations held under capital leases	91	92
Other current liabilities	12	20
Total current liabilities	2,596	2,705
Long-term debt and obligations held under capital leases, less current portion	8,254	7,108
Deferred income taxes	2,140	2,133
Other liabilities	393	402
Total liabilities	13,383	12,348
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized at March 31, 2017 and December 31, 2016, $0.01 par value, 249.5 and 248.3 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	10,656	10,602
Accumulated deficit	(325)	(399)
Treasury stock, at cost
29.8 and 12.9 shares at March 31, 2017 and December 31, 2016, respectively	(2,316)	(1,000)
Accumulated other comprehensive loss	(444)	(570)
Equity attributable to Quintiles IMS Holdings, Inc.’s stockholders	7,571	8,633
Non-controlling interests	229	227
Total stockholders’ equity	7,800	8,860
Total liabilities and stockholders’ equity	$21,183	$21,208

Note: Numbers may not add to total due to rounding.

Table 3
QUINTILES IMS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2017	2016
Operating activities:
Net income	$76	$109
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	232	32
Amortization of debt issuance costs and discount	2	2
Amortization of accumulated other comprehensive loss on terminated interest rate swaps	3	3
Stock-based compensation	26	9
Loss from unconsolidated affiliates	11	2
(Benefit from) provision for deferred income taxes	(64)	5
Excess income tax benefits from stock-based award activities	—	(3)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	(43)	23
Change in other operating assets and liabilities	(187)	(70)
Net cash provided by operating activities	56	112
Investing activities:
Acquisition of property, equipment and software	(78)	(26)
Acquisition of businesses, net of cash acquired	(150)	—
Purchase of trading securities	(1)	(37)
Proceeds from corporate owned life insurance policies	—	21
Investments in unconsolidated affiliates, net of payments received	(1)	(2)
Other	(10)	1
Net cash used in investing activities	(240)	(43)
Financing activities:
Proceeds from issuance of debt	3,998	—
Payment of debt issuance costs	(18)	—
Repayment of debt and principal payments on capital lease obligations	(2,491)	(12)
Proceeds from revolving credit facility	490	—
Repayment of revolving credit facility	(865)	—
Stock issued under employee stock purchase and option plans	29	5
Repurchase of common stock	(1,316)	—
Distributions to non-controlling interest	(3)	—
Excess income tax benefits from stock-based award activities	—	2
Net cash used in financing activities	(176)	(5)
Effect of foreign currency exchange rate changes on cash	24	12
(Decrease) increase in cash and cash equivalents	(336)	76
Cash and cash equivalents at beginning of period	1,198	977
Cash and cash equivalents at end of period	$862	$1,053

Note: Numbers may not add to total due to rounding.

Table 4
QUINTILES IMS HOLDINGS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2017	2016 (1)
Net Income	$74	$107
Provision for (benefit from) income taxes	12	43
Depreciation and amortization	232	32
Interest expense, net	73	25
(Income) loss in unconsolidated affiliates	1	(3)
(Income) loss in non-controlling interests	2	2
Deferred revenue purchasing accounting adjustments	6	—
Stock-based compensation	26	9
Other income (expense), net	6	5
Loss on extinguishment of debt	3	—
Restructuring and related charges	19	3
Acquisition related charges	11	1
Merger related charges	2	—
Adjusted EBITDA	$467	$224

(1) Data is for legacy Quintiles organization, Quintiles Transnational Holding Inc.
Note: Numbers may not add to total due to rounding.

Table 5
QUINTILES IMS HOLDINGS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
COMBINED COMPANY AS IF THE MERGER CLOSED 1/1/2016
(in millions)
(preliminary and unaudited)

	Three Months Ended
	March 31,
	2017	2016
Net Income	$74	$150
Provision for (benefit from) income taxes	12	63
Depreciation and amortization	232	119
Interest expense, net	73	71
(Income) loss in unconsolidated affiliates	1	(2)
(Income) loss in non-controlling interests	2	2
Deferred revenue purchasing accounting adjustments	6	1
Stock-based compensation	26	16
Other income (expense), net	6	8
Loss on extinguishment of debt	3	—
Restructuring and related charges	19	19
Acquisition related charges	11	13
Merger related charges	2	—
Adjusted EBITDA	$467	$460

Note: Numbers may not add to total due to rounding.

Table 6
QUINTILES IMS HOLDINGS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions, except per share data)
(preliminary and unaudited)

Three Months Ended
March 31, 2017
Net Income	$74
Provision for (benefit from) income taxes	12
Purchase accounting amortization	177
(Income) loss in unconsolidated affiliates	1
(Income) loss in non-controlling interests	2
Deferred revenue purchasing accounting adjustments	6
Stock-based compensation	26
Other income (expense), net	6
Loss on extinguishment of debt	3
Royalty hedge gain/(loss)	4
Restructuring and related charges	19
Acquisition related charges	11
Merger related charges	2
Adjusted Pre Tax Income	$342
Adjusted tax expense	(99)
(Income) loss from non-controlling interests	(2)
Minority interest effect in non-GAAP adjustments (1)	(3)
Adjusted Net Income	$238

Adjusted earnings per share attributable to common shareholders:
Basic	$1.03
Diluted	$1.01
Weighted-average common shares outstanding:
Basic	230.1
Diluted	234.9

(1) Reflects the portion of Q2 Solutions' after-tax non-GAAP adjustments attributable to the minority interest partner.
Note: Numbers may not add to total due to rounding.

Table 7
QUINTILES IMS HOLDINGS, INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF MARCH 31, 2017
(in millions)
(preliminary and unaudited)

Gross Debt as of March 31, 2017	$8,383
Net Debt as of March 31, 2017	$7,520
Adjusted EBITDA (1) for the twelve months ended March 31, 2017	$1,962
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.3x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.8x

(1) LTM Adjusted EBITDA is for the combined company (assumes merger closed 1/1/2016) and recast to conform with current methodology

CONTACT:
QuintilesIMS
Investor Relations:
Andrew Markwick, 973-257-7144
andrew.markwick@quintilesims.com
or
Media Relations:
Tor Constantino, 484-567-6732
tor.constantino@quintilesims.com